EXHIBIT 24.1

                  MICHAEL B. JOHNSON & CO., P.C.
                   Certified Public Accountants
                9175 East Kenyon Avenue, Suite 100
                      Denver, Colorado 80237




       CONSENT FOR INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


                  WHITE CLOUD EXPLORATION, INC.


     We consent to the use in the Form S-8, Registration Statement Under the Securities Act of 1933, of WHITE CLOUD EXPLORATION, Inc. of our report dated May 24, 1997, of the financial statements of WHITE CLOUD EXPLORATION, Inc. accompanying the financial statements contained in the Form 10-K for the period then ended, and to the use of our name and the statements with respect to us as appearing under the heading "Exhibits" in the Form S-8.





Dated: August 14, 1997             By:/s/Michael B. Johnson
                                      ----------------------
                                        MICHAEL B. JOHNSON